EXHIBIT 16
SCHEDULE OF COMPUTATION OF PERFORMANCE INFORMATION


Exhibit 16

                     MORGAN KEEGAN SOUTHERN CAPITAL FUND


June 30, 1996 - June 30, 1997 (One Year)
  Cumulative Total Return:

ERV=(21.64 x 1203.15)-((18.06 x 1141.23)/.97)x1000+1000=1225.34
     ---------------------------------------
             ((18.06 x 1141.23)/.97)

     P  =  1000

     C  =  1225.34     -     1     =     .2253     =     22.53%
          ---------
            1000

Average Annual Return:                       Same

June 30, 1992 - June 30, 1997 (Five Years)
   Cumulative Total Return:

ERV=(21.64 x 1203.15)-((13.56 x 914.73)/.97)x1000+1000=2036.09
    ----------------------------------------
             ((13.56 x 914.73)/.97)

     P  =  1000

     C  =  2036.09     -    1    =    1.0361    =    103.61%
          ----------
            1000

Average Annual Return

                 1
                ----
                 5
     (1.0361 + 1)       -  1  =  .1528  =  15.28%

June 30, 1987 - June 30, 1997 (Ten Years)
      Cumulative Total Return:

ERV=(21.64 x 1203.15)-((12.16 x 797.45)/.97)x1000+1000=2604.42
    ----------------------------------------
             ((12.16 x 797.45)/.97)

     P  =  1000

     C  =  2604.42    -    1    =    1.6044    =    160.44%
          ---------
            1000

Average Annual Return:

                  1
                ----
                 10
     (1.6044 + 1)      -    1    =    .1005    =    10.05%